Exhibit 10.218

                             TERMINATION AGREEMENT

      THIS TERMINATION AGREEMENT (the "Termination Agreement") is entered into as of the 30th day of September, 1999, by and between CareMatrix of Houston, Inc., a Delaware corporation ("CareMatrix of Houston") and CareMatrix of Massachusetts, Inc., a Delaware corporation ("CareMatrix of Mass.").

      REFERENCE IS HEREBY MADE to that certain Option Agreement between CareMatrix of Houston, as grantor, and CareMatrix of Mass., as grantee, dated as of March 31, 1999 relating to a certain vacant parcel of land in Harris County, Texas, containing approximately 5.1 acres of land more or less (as more particularly described in said Option Agreement, the "Property").

      WHEREAS, the parties acknowledge that CareMatrix of Mass. has previously paid in full the option payment under the Option Agreement to CareMatrix of Houston; and

      WHEREAS, the parties now wish to terminate the Option Agreement; and

      WHEREAS, in consideration of a cash payment and upon other terms and conditions as herein set forth, CareMatrix of Mass. has agreed to release CareMatrix of Houston from its obligation to convey the Property to CareMatrix of Mass.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. CareMatrix of Houston hereby agrees to pay, simultaneously with the execution of this Agreement, the sum of $550,000 less all closing expenses associated with its transfer of the Property to American Retirement Corporation (including without limitation, real estate taxes and other assessments, title insurance premiums and fees, survey costs, legal fees and other adjustments) (such net sum hereinafter the "Termination Payment") to CareMatrix of Mass. in order to terminate the Option Agreement.

      2. Upon receipt of the Termination Payment, CareMatrix of Mass. hereby agrees to terminate the Option Agreement and release its rights to require CareMatrix of Houston to convey the Property to CareMatrix of Mass.

      WITNESS THE EXECUTION HEREOF as an instrument under seal as of the date first set forth above.

WITNESS:                             CAREMATRIX OF HOUSTON, INC.


----------------------------         By: /s/ David B. Currie
                                     -------------------------------------------
                                     Title: David B. Currie
                                     -------------------------------------------
                                            Vice President

                                     hereunto duly authorized


WITNESS:                             CAREMATRIX OF MASSACHUSETTS, INC.


----------------------------         By: /s/ David B. Currie
                                     -------------------------------------------
                                     Title: David B. Currie
                                     -------------------------------------------
                                            Sr. Vice President

                                     hereunto duly authorized


Receipt of Termination Payment Acknowledged:

CAREMATRIX OF MASSACHUSETTS, INC.


By: /s/ David B. Currie
------------------------------------------------------

                 for CareMatrix of Massachusetts, Inc.
----------------

                DAVID B. CURRIE
                SENIOR VICE PRESIDENT


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